Execution Copy

            AGREEMENT WITH STOCKHOLDERS of GP STRATEGIES CORPORATION
            --------------------------------------------------------

                                 August 31, 1999
                                 ---------------


     The parties to this agreement are VS&A Communications Partners III, L.P., a Delaware limited partnership ("VS&A"), and Jerome Feldman, Scott Greenberg, John McAuliffe, John Moran and Douglas Sharp, who are stockholders of GP Strategies Corporation (the "Company") and executive officers of the Company or a subsidiary of the Company and are collectively referred to below as the "Stockholders."

     VS&A proposes to submit to the Company's board of directors, as soon as practicable after execution of this agreement, an offer (the "Offer") to acquire by merger all of the Company's outstanding Common Stock and Class B Capital Stock. VS&A's offer will be accompanied by a proposed merger agreement (the "Merger Agreement") among the Company, VS&A, a newly-formed Delaware limited liability company of which VS&A is the sole member (the "LLC"), and a newly-formed subsidiary of the LLC, pursuant to which the subsidiary of the LLC would be merged (the "Merger") into the Company and the Company's stockholders would be entitled to receive, upon consummation of the Merger, the minimum sums of $13 a share for the Company's Common Stock and $14.625 a share for the Company's Class B Capital Stock. A copy of the Offer and the proposed Merger Agreement is attached to this agreement.

     As a condition to submission of its offer and entering into the Merger Agreement, VS&A has required that the Stockholders agree to the terms of this agreement and, as an inducement to VS&A to submit its offer and enter into the Merger Agreement and proceed with the merger contemplated thereby, the Stockholders have agreed to the terms set forth below. Capitalized terms used in this agreement and not otherwise defined shall have the meanings given to them in the Merger Agreement.

     It is therefore agreed as follows:

     1.   The Stockholders' Obligations Relating to the Merger.
          -----------------------------------------------------

          (a) No Solicitation, etc. Upon execution of this agreement, each of the Stockholders immediately shall cease any activities, discussions or negotiations with other parties with respect to any Acquisition Proposal (as defined below) or with respect to any arrangement between the Stockholder and any third party that has made or is considering making any Acquisition Proposal, and during the term of this agreement (as provided in section 5) none of the Stockholders shall, directly or indirectly, (i) encourage, solicit, or initiate discussions or negotiations with, or provide any information to, anyone other than VS&A (and its affiliates or representatives) concerning any Acquisition Proposal or any related arrangement or (ii) engage in any discussion or negotiation with anyone other than VS&A (and its affiliates or representatives) with respect to any Acquisition Proposal or with respect to any related employment or other arrangement (including, but


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



not limited to, any "phantom equity," "equity rollover, " or other equity participation arrangement). During the term of this agreement, each of the Stockholders immediately shall communicate to VS&A in writing the terms of any inquiry or proposal he receives, or any discussion that he has, with respect to any Acquisition Proposal solely in his capacity as a stockholder (and not in his capacity as a director or officer of the Company) and shall immediately inform VS&A in writing of the identity of the party making such inquiry or proposal or with whom he has such a discussion. As used in this agreement, the term "Acquisition Proposal" means any proposal or offer with respect to a merger, reorganization, share exchange, tender offer, consolidation or similar transaction involving, or any purchase of 10% or more of the assets or any equity securities of, the Company or any of its subsidiaries.

          (b) Best Efforts. Subject to the terms and conditions of this agreement, each of the Stockholders shall use his best efforts to cause the consummation of the transactions contemplated by this agreement and the Merger Agreement. Without limiting the generality of the foregoing, each of the Stockholders shall use his best efforts to (i) cause the Company to negotiate in good faith, and to execute and deliver, the Merger Agreement, (ii) cause the Company to perform its obligations under the Merger Agreement, and (iii) cause the fulfillment at the earliest practicable date of all of the conditions to the obligations of the parties to consummate the Merger pursuant to the Merger Agreement.

          (c) Limitation on Stockholders' Obligations. Nothing in this agreement shall limit or otherwise interfere with the Stockholders' actions as directors or officers. Without limiting the generality of the foregoing, each of the Stockholders may, in his capacity as a director of the Company, vote in the manner determined by him in his sole discretion on any matter submitted to the vote of directors.

          (d) Exercise of Options. Prior to the record date to be set forth in the Merger Agreement for determining the holders of outstanding shares of the Company's Common Stock, each of the Stockholders, provided that he has received the loan described in the next sentence, shall exercise all of the then exercisable options he holds for the purchase of any shares of either Common Stock or Class B Capital Stock of the Company; provided however that, Messrs. McAuliffe, Moran and Sharp shall not be required to exercise their options unless prior to the record date the Company has received an Acquisition Proposal from a third party or a third party has expressed its intention orally or in writing to the Company or to any of its officers or directors, or in an SEC filing, or otherwise, to make an Acquisition Proposal. Upon any exercise of an option after the approval of the Merger by the special committee created by the board of directors to evaluate the Merger, VS&A shall provide to the exercising Stockholder a loan in the amount he requires to make payment of the purchase price payable for the shares to be acquired upon exercise and of any related tax liability; the loan shall be payable on June 30, 2009 (subject to acceleration in the event that the Merger is not consummated, as provided in the last sentence of this section 1(d)), shall bear interest (which shall accrue and be payable only as provided below) at the rate of 7 % a year, and shall be secured prior to the Merger by all of the shares of Common Stock or Class B Capital Stock owned by the Stockholder (subject to any liens existing on the date hereof) and after the Merger by all of the Stockholder's membership interests in the LLC (as an "Investor Member" and as a "Management Member"). Upon the consummation of the Merger, the loan by VS&A to


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



the Stockholders shall be acquired by the Company from VS&A and any previously outstanding loan from the Company to any Stockholder shall be amended to be on the same terms as, and consolidated into one loan with, the loan acquired by the Company from VS&A. The loans shall be full recourse prior to the Merger, but after the Merger the loans shall be recourse only to the Stockholders' membership interests in the LLC. Upon any distribution by the LLC with respect to the membership interests in the LLC, the distribution to each of the Stockholders shall be applied to repay the loan to that Stockholder. In addition, upon any sale by any of the Stockholders of any portion of the membership interests held by him as an "Investor Member" of the LLC, to the extent necessary, all or a portion of the proceeds (less the amount of income taxes payable by him as a result of the sale) shall be applied to repay the loan to the Stockholder so that after the sale and application of the proceeds, the ratio of the then outstanding amount of the loan, including accrued interest, to the fair market value of the membership interests then pledged shall be the same as that ratio was on the date of consummation of the merger. Any distribution or sale proceeds applied to repayment of any loan pursuant to this provision shall be allocated first to accrued interest, then to principal and then to any costs, fees and expenses related to the collection of the loan. If for any reason the Merger is not consummated, any loan by VS&A to a Stockholder hereunder shall be payable on the date that is 14 months after the exercise of his options pursuant to this section 1(d).

          (e) Voting Agreement. Each of the Stockholders shall, at any meeting of the holders of the Company's Common Stock or in connection with any written consent of the holders of the Company's Common Stock, vote (or cause to be voted) all of the shares in the Company then owned of record by him or which he otherwise has the right to vote (or direct the vote) (i) in favor of the Merger, the approval of the terms of the Merger Agreement and each of the other actions contemplated by the Merger Agreement and by this agreement, and any actions required in furtherance of the Merger Agreement, and (ii) against any Acquisition Proposal and against any other action or agreement that would impede, frustrate, prevent or nullify this agreement or the transactions contemplated by this agreement or the Merger Agreement. None of the Stockholders shall be required to take any action in accordance with this provision, however, to the extent that he shall have been advised by counsel in writing that the taking of any such action would be reasonably likely to violate the Stockholder's fiduciary duties to the Company's stockholders under applicable law, but if the Company enters into a definitive agreement with respect to a Superior Proposal, each of the Stockholders shall use his best efforts to cause the Company to pay to VS&A the Termination Fee. The terms "Superior Proposal" and "Termination Fee" are defined in the Merger Agreement.

          (f) Exchange of Shares for Shares of the LLC. Immediately prior to the Merger, each of the Stockholders shall contribute to the LLC a portion determined by the Stockholder of the shares of the Company's Common Stock and Class B Capital Stock held of record or beneficially by him, including the shares acquired upon exercise of options, but not less than the number of such shares that represent 60% of the value of all of such shares, and each of the Stockholders shall be entitled to receive in exchange for those shares a membership interest in the LLC in the proportion that the value of the shares contributed by that Stockholder (based on the price paid for shares of that class upon consummation of the Merger) bears to the total equity of the LLC.

          (g) No Transfer of Shares or Inconsistent Arrangements. Except as contemplated by this agreement or the Merger Agreement, none of the Stockholders shall (i) transfer (which term shall include, without limitation, any sale, gift, pledge or other disposition), or consent to any transfer of, any or all of the shares in the Company (or any options to acquire shares) held by him of record or beneficially on the date of this agreement or hereafter acquired by him, other than by operation of law (conversion of shares upon a merger resulting from a Superior Proposal or exercise of options not being considered a violation of this covenant), (ii) enter into any contract, option or other agreement or understanding with respect to any transfer of any or all of those shares (or options) or any interest therein, (iii) grant any proxy, power-of-attorney or other authorization in or with respect to those shares,
(iv) deposit any of those shares into a voting trust or enter into a voting agreement or arrangement with respect to any of those shares, or (v) take any other action that would in any way restrict, limit or interfere with the performance of the Stockholder's obligations under this agreement or with the transactions contemplated by this agreement or the Merger Agreement. None of the Stockholders shall request that the Company register the transfer (book-entry or otherwise) of any certificate or uncertificated interest representing any of the shares in the Company that he owns of record or beneficially, unless such transfer is made in compliance with this agreement.

          (h) Waiver of Appraisal Rights. Each of the Stockholders waives any right of appraisal or right to dissent from the Merger.

          (i) Further Assurances. Each of the Stockholders shall from time to time, at VS&A's request and without further consideration, take such further lawful action and execute and deliver such additional documents as may be necessary or desirable to carry out the terms of this agreement and to consummate, in the most expeditious manner practicable, the transactions contemplated by this agreement and the Merger Agreement.

     2. Authorization to Disclose. Each of the Stockholders authorizes VS&A, the Company, and the LLC to publish and disclose in the documents relating to the Merger, including the Proxy Statement (and all documents and schedules filed with the SEC), his identity and ownership of the common stock, capital stock and outstanding options of the Company and the nature of his commitments, arrangements and understandings under this agreement.

     3.   Representations  and  Warranties  of  the  Stockholder.   Each of  the
Stockholders represents and warrants to VS&A (as to himself) as follows:

          (a) Power; Binding Agreement. The Stockholder has the full right, power and authority to enter into and perform all of his obligations under this agreement; the execution, delivery and performance of this agreement by the Stockholder will not violate any other agreement to which the Stockholder is a party or by which the Stockholder is bound (including, but not limited to, any voting agreement, proxy arrangement, pledge agreement, shareholders agreement or voting trust) or violate any order, writ, injunction, decree, judgment, statute, rule or regulation applicable to the Stockholder or any of his properties or assets; and this agreement has been duly and validly executed and delivered by the Stockholder and constitutes a legal, valid and binding obligation of the Stockholder, enforceable against the Stockholder in accordance with its terms. There is no beneficiary or holder of a voting trust certificate or other interest of any trust of which the Stockholder is a trustee whose consent is required for the execution and delivery of this agreement or the consummation by the Stockholder of the transactions contemplated by this agreement.

          (b) No Approvals. Except for filings under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), and any filings under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), no filing with, and no permit, authorization, consent or approval of, any governmental entity is required for the execution and delivery of this agreement by the Stockholder and the consummation by the Stockholder of the transactions contemplated by this agreement.

          (c) Ownership of Shares. The Stockholder is the record and beneficial owner of the number of Common and Class B shares of the Company and options (whether or not presently exercisable) to purchase the number of Common or Class B shares of the Company set forth opposite the Stockholder's name on schedule 3(c) to this agreement, and those shares constitute all of the shares of the Company's Common Stock and Class B Capital Stock owned of record or beneficially by the Stockholder (or which the Stockholder is entitled to purchase pursuant to the exercise of options). Except as set forth on schedule 3(c), subject to applicable securities laws and the terms of this agreement, the Stockholder has sole voting power and sole power to issue instructions with respect to the matters set forth in section 1 of this agreement, sole power of disposition, sole power of conversion, sole power to demand appraisal rights, and sole power to agree to all of the matters set forth in this agreement, in each case with respect to all of the shares in the Company beneficially owned by him, with no limitations, qualifications or restrictions on those rights.

          (d) Title to Shares. Except as set forth on schedule 3(c), the shares in the Company owned by the Stockholder of record or beneficially and all options held by the Stockholder are now, and at all times prior to consummation of the Merger will be, owned by the Stockholder, or by a nominee or custodian for the benefit of the Stockholder, free and clear of all liens, claims and encumbrances. All shares in the Company hereafter acquired by the Stockholder upon exercise of options will at all times from the date of acquisition to the date of consummation of the Merger be owned by the Stockholder, or by a nominee or custodian for the benefit of the Stockholder, free and clear of any claims, liens and encumbrances, except for the pledge of those shares as security for the amount borrowed by the Stockholder to finance the purchase of those shares.

          (e) Litigation. There is no litigation, proceeding or governmental investigation pending or, to the best knowledge of the Stockholder, threatened, or any order, injunction or decree outstanding, against the Company or the Stockholder that would prevent or interfere with the consummation of the Merger and the transactions contemplated by this agreement.

          (f) No Finder's Fees. No broker, investment banker, or financial advisor is entitled to any fee or commission in connection with the transactions contemplated by this agreement based upon arrangements made by or on behalf of the Stockholder.

     4.   Representations   and   Warranties  of  VS&A.   VS&A   represents  and
warrants to each of the Stockholders as follows:

          (a) Power; Binding Agreement. VS&A has the partnership power and authority to enter into and perform all of its obligations under this agreement and the execution, delivery and performance of this agreement by VS&A has been duly authorized by all necessary partnership action; the execution, delivery and performance of this agreement by VS&A will not violate any other agreement to which VS&A is a party or by which VS&A is bound or violate any order, writ, injunction, decree, judgment, statute, rule or regulation applicable to VS&A or any of its properties or assets; and this agreement has been duly and validly executed and delivered by VS&A and constitutes a legal, valid and binding agreement of VS&A, enforceable against it in accordance with its terms.

          (b) No Approvals. Except for filings under the HSR Act and the Exchange Act that may be required in connection with the Merger Agreement, no filing with, and no permit, authorization, consent or approval of, any governmental entity is necessary for the execution of this agreement by VS&A and the consummation by VS&A of the transactions contemplated by this agreement.

     5.   Term.
          -----

          This agreement shall continue in effect until the earliest of (a) consummation of the Merger pursuant to the Merger Agreement, (b) August 31, 2000 and (c) if the Offer has not been submitted to the Company's board of directors by such date, September 1, 1999. If, however, at any time prior to execution and delivery of the Merger Agreement VS&A determines not to proceed with the transactions contemplated by the Offer at the prices set forth in the Offer or at higher prices (notice of which shall be given by VS&A to the Stockholders in good faith promptly after that determination), or if after execution and delivery of the Merger Agreement either party terminates the Merger Agreement and the Stockholders have not materially breached any of their obligations under Sections 1 and 3 of this agreement, this agreement shall thereupon terminate. The termination of this agreement pursuant to this provision shall not relieve any party of liability for any prior breach of its or his obligations under this agreement.

     6.   Investment Banking Fee; Advisory Services.
          ------------------------------------------

          (a) Upon the consummation of the Merger, the LLC shall pay to Veronis, Suhler & Associates Inc. or its affiliate ("VS&A, Inc."), for investment banking services rendered to the LLC in connection with the Merger, an investment banking fee in an amount equal to 1% of the sum of (i) the aggregate amount payable for the Company's shares of Common Stock and Class B Capital Stock pursuant to the Merger Agreement (assuming for this purpose that all shares of the Common Stock and Class B Capital Stock contributed to the LLC had been converted to cash on the Merger at the respective prices set forth in the Merger Agreement) and (ii) the aggregate amount of the Company's outstanding debt immediately prior to the Merger.



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



          (b) After consummation of the Merger, for so long as VS&A, Inc. maintains a direct or indirect ownership interest in the Company, VS&A, Inc. shall be retained by the Company to provide investment banking advisory services for a fee at the rate of $200,000 a year; in addition, VS&A, Inc. shall be the exclusive advisor to the Company with respect to acquisitions, divestitures, private equity or debt issuances, mergers or consolidations or similar transactions, or the sale of all or substantially all of the Company's assets, whether in one or in a series of transactions or the sale of any material assets, and VS&A, Inc. shall be entitled to its customary fees for services in connection with each such transaction.

          (c) The Stockholders shall have no personal obligation with respect to the payment of fees to VS&A for the services described in this Section 6 or to cause the Company to pay such fees.

     7.   Definitions.
          ------------

          (a) Shares. Any reference in this agreement to the shares owned of record or beneficially by a Stockholder shall be deemed to include shares hereafter acquired by the Stockholder upon any stock dividend or distribution or any change in the Company's Common Stock or Class B Capital Stock by reason of any split-up, recapitalization, combination, exchange of shares or similar corporate action or upon the exercise of any options.

          (b) Beneficial Ownership. For the purpose of this agreement, beneficial ownership with respect to any shares means beneficial ownership as determined pursuant to Rule 13d-3 under the Exchange Act, including pursuant to any agreement, arrangement or understanding, whether or not in writing.

     8.   Miscellaneous.
          --------------

          (a) Reliance by VS&A. Each of the Stockholders acknowledges that he understands that, in making its proposal to the Company and undertaking the related expense, VS&A is relying upon the execution and performance by the Stockholders of their respective obligations under this agreement.

          (b) Entire Agreement; No Oral Change. This agreement contains a complete statement of all of the arrangements among the parties with respect to its subject matter, supersedes all prior agreements and understandings, written and oral, among the parties with respect to that subject matter, and cannot be changed or terminated except by an agreement in writing signed by all parties.

          (c) Binding Agreement. This agreement and the obligations under this agreement shall attach to the shares owned of record and beneficially by each of the Stockholders and shall be binding upon any person or entity to which legal or beneficial ownership of those shares shall pass, whether by operation of law or otherwise, including, but not limited to, each of the Stockholders' guardians, heirs, executors, administrators or successors. The transferee of any shares shall remain liable for the performance of all obligations of the transferor under this agreement.


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



          (d) Assignment. None of the parties may assign any of its or his rights or delegate any of its or his duties under this agreement without the prior written consent of the other parties.

          (e) Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, telecopied (which has been confirmed) or sent by an overnight courier service, such as Federal Express, to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

                 (i)    if to VS&A, to:

                 VS&A Communications Partners III, L.P.
                 350 Park Avenue
                 New York, New York  10022
                 Att:  Jeffrey T. Stevenson
                 President and
                 Jonathan D. Drucker, Esq.,
                 General Counsel

                 with a copy to:

                 Proskauer Rose LLP
                 1585 Broadway
                 New York, New York  10036
                 Att:  Bertram A. Abrams, Esq.

                 (ii) if to the Stockholders, to:

                 Jerome Feldman
                 145 West Patent Road
                 Bedford Hills, NY  10507

                 with a copy to:

                 Rogers & Wells LLP
                 200 Park Avenue
                 New York, NY  10166-0153
                 Attn:  L. Martin Gibbs, Esq.

                 Scott Greenberg
                 9 Eli Circle
                 Morganville, New Jersey  07751

                 John McAuliffe
                 4035 Log Trail Way


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



                 Reistertown, Maryland  21136

                 John Moran
                 48 Longview Avenue
                 Randolph, New Jersey  07869

                 Douglas Sharp
                 4410 Lantern Drive
                 Titusville, Florida  32796

          (f) Severability. Whenever possible, each provision or portion of any provision of this agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision or portion of any provision of this agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or portion of any provision in such jurisdiction, and this agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision or portion of any provision had not been contained in this agreement.

          (g) Specific Performance. Each of the Stockholders acknowledges that the Company's business is of a special, unique and extraordinary character, and that any default in the performance of his obligations under this agreement could not be adequately compensated for by damages. Accordingly, if a Stockholder defaults in the performance of his obligations under this agreement, VS&A shall be entitled, in addition to any other remedies that it may have, to enforcement of this agreement by a decree of specific performance requiring the Stockholder to fulfill those obligations, without the necessity of showing actual damages and without any bond or other security being required.

          (h) Remedies Cumulative. All rights, powers and remedies provided under this agreement or otherwise available in respect of this agreement at law or in equity shall be cumulative and not alternative, and the exercise of any right, power or remedy by any party shall not preclude the simultaneous or later exercise by that party of any other right, power or remedy.

          (i) No Waiver. The failure of any party to exercise any right, power or remedy provided under this agreement or otherwise available at law or in equity, or to insist upon compliance by any other party with its obligations under this agreement, and any custom or practice of the parties at variance with the terms of this agreement, shall not constitute a waiver by that party of its right to exercise any such right, power or remedy.

          (j) No Third Party Beneficiaries. This agreement is not intended to be for the benefit of, and shall not be enforceable by, any person or entity who or which is not a party to this agreement.

          (k)    Governing   Law.  This  agreement  shall  be  governed  by  and
construed in accordance with the laws of the State of Delaware applicable to agreements made and to be performed in Delaware.

          (l) Jurisdiction. The courts of the State of Delaware and the United States District Court for the Southern District of New York shall have jurisdiction over the parties with respect to any dispute or controversy among them arising under or in connection with this agreement and, by execution and delivery of this agreement, each of the parties to this agreement submits to the jurisdiction of those courts, including, but not limited to, the in personam and subject matter jurisdiction of those courts, waives any objection to such jurisdiction on the grounds of venue or forum non conveniens, the absence of in personam or subject matter jurisdiction and any similar grounds, consents to service of process by mail (in accordance with section 8(e)) or any other manner permitted by law, and irrevocably agrees to be bound by any judgment rendered thereby in connection with this agreement. These consents to jurisdiction shall not be deemed to confer rights on any person other than the parties to this agreement.

          (m) Headings. The headings in this agreement are for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this agreement.

                      [END OF TEXT-SIGNATURE PAGES FOLLOW]

                                 VS&A COMMUNICATIONS PARTNERS III, L.P.

                                 By: VS&A Equities III, LLC, its general partner

                                 By:  /s/  Jeffrey T. Stevenson
                                    ------------------------------------
                                 Jeffrey T. Stevenson, President and
                                 Senior Managing Member


                                   /s/  Jerome Feldman
                                 ---------------------------------------
                                 Jerome Feldman


                                   /s/  Scott Greenberg
                                 ---------------------------------------
                                 Scott Greenberg


                                   /s/  John McAuliffe
                                 ---------------------------------------
                                 John McAuliffe


                                   /s/  John Moran
                                 ---------------------------------------
                                 John Moran


                                   /s/   Douglas Sharp
                                 ---------------------------------------
                                 Douglas Sharp















                   [Signature Page to Stockholders Agreement]

                                  Schedule 3(c)



                                                        OPTION SHARES
                                                        -------------
                         Common        Class B
     Stockholder         Stock          Stock        Common       Class B
   -----------------------------------------------------------------------
   Jerome                 3,360        418,750*      240,995      212,500
   Feldman
   -----------------------------------------------------------------------
   Scott                 13,718          ___         115,875       75,000
   Greenberg
   -----------------------------------------------------------------------
   John McAuliffe        10,570**        ___         100,000        ___
   -----------------------------------------------------------------------
   John Moran             2,159          ___          60,000        ___
   -----------------------------------------------------------------------
   Douglas Sharp          1,420          ___          59,000        ___
   -----------------------------------------------------------------------


* An aggregate of 387,500 shares of Class B Stock are pledged to the Company by Mr. Feldman in connection with certain loans made by the Company to him.

** 3,414  shares  of Common  Stock  are  allocated  to Mr.  McAuliffe's  account
pursuant  to  the  provisions  of  the  General  Physics   Corporation's  Profit
Investment Plan.


See attached for total number of shares of common Stock and Class B Stock (on a fully-diluted basis) held by each Stockholder.